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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58807); (Form S-8 No. 333-32087); and (Form S-8 No.
333-32089) of Acorn Products, Inc. of our report dated September 22, 1998, except for Note 14, as to which the date is October 29, 1998, with respect to the consolidated financial statements and schedules of Acorn Products, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 1998.

                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       ERNST & YOUNG LLP

Columbus, Ohio
October 29, 1998